Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NEURAXIS, INC.

CONVERTIBLE PROMISSORY NOTE

$______________	Issued and made as of March 22, 2024

FOR VALUE RECEIVED, NEURAXIS, INC., a Delaware corporation (the “Company”) hereby promises to pay to Flagstaff International, LLC, its authorized designee(s) or its successors or permitted assigns (the “Investor”), in lawful money of the United States of America the principal sum of $____________, together with interest thereon, or such lesser amount as shall then equal the outstanding principal amount hereof, which amount shall be funded to the Company in accordance with the Purchase Agreement (defined below). All unpaid principal and accrued but unpaid interest, together with any other amounts payable hereunder, shall be due and payable on the earlier of (i) upon written demand of the Investor occurring on or after fifteen (15) months from the date of this Note (the “Maturity Date”), (ii) upon written demand of the Investor occurring on or after twelve (12) months from the date of this Note in the event that the Shares (defined below) have not been duly authorized (as set forth below) on or before such date, or (iii) immediately upon the occurrence of an Event of Default (as defined below). Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

1. Interest. The principal amount outstanding hereunder shall bear interest at the rate of 8.5% per annum, which shall be payable quarterly by the Company to the Investor in either in cash or in shares of the Company’s common stock at the Conversion Price (as such term is defined in the Company’s Certificate of Designations, Rights and Limitations of Series B Preferred Stock filed with the Secretary of State of Delaware or, prior to such filing, in the form attached as an exhibit to the Purchase Agreement).

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due; or

(b) Failure to Perform. The Company shall fail to perform any material obligation, covenant, term or provision contained in this Note, and (i) fails to explain in writing or meet with the Investor to present its proposal to cure such default in a manner reasonably satisfactory to such Investor within three (3) business days from the occurrence of such default, or (ii) if such default is not cured within 30 days of such default; or

(c) Breach of Representation. Any warranty, representation, financial statement or other information furnished to the Investor by or on behalf of the Company in connection with this Note or to induce the Investor to make a loan to the Company proves to have been false in any material respect when made or furnished; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, examiner, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, examiner, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3. Rights of the Investor upon Default. Upon the occurrence and continuance of any Event of Default (other than an Event of Default described in Sections 2(d) or 2(e)) and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest notice of dishonor, notice of non-payment, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company and all endorsers, sureties and guarantors of this Note, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence and continuance of any Event of Default described in Sections 2(d) or 2(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest, notice of dishonor, notice of non-payment, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company and all endorsers, sureties and guarantors of this Note, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both. No delay on the part of the Investor in the exercise of any power or right under this Note or under any other instrument executed in connection with the issuance of this Note shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

4.	Conversion.

(a) Voluntary Conversion prior to or upon the Maturity Date. At any time following the date that stockholder approval of an amendment to the Company’s Certificate of Incorporation to authorize the creation of the Series B Preferred Stock has been obtained (the “Stockholder Approval”) and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and prior to or on the Maturity Date, the Investor may elect to convert all or part of the Outstanding Amount into up to [840,336] fully paid and nonassessable shares of the Company’s Series B Preferred Stock (the “Shares”) at a price per share equal to $2.38 (the “Conversion Price”), with any fractional shares rounded down by sending the Company a Conversion Notice in the form annexed hereto as Exhibit A. Without limiting the forgoing, upon the authorization and creation of the Shares, as set forth above, all amounts outstanding hereunder on such date shall convert automatically into Shares pursuant to the terms set forth above. The Company covenants that it shall use commercially reasonable efforts in order to obtain the Stockholder Approval on or before September 30, 2024.

(b) Conversion Procedure. Upon such conversion of this Note, the Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of Shares to which the Investor shall be entitled upon such conversion.

5.	Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Event of Default” has the meaning given in Section 2 hereof.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of March 27, 2024 (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) thereto.

6.	Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof. Other than as permitted herein, neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that, upon prior notice to the Company, this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Investor; provided, further, that such transferee executes an acknowledgement that such transferee is subject to all the terms and conditions of this Note and satisfies the Company as to compliance under applicable securities laws. The rights and obligations of the Company and the Investor under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions of the State of Florida, or of any other state.

(f) Attorneys’ Fees and Costs. In the event that this Note is collected in whole or in part through suit, arbitration, mediation, or other legal proceeding of any nature, then and in any such case there shall be added to the unpaid principal amount of this Note all reasonable costs and expenses of collection, including, without limitation, reasonable attorney’s fees.

(g) Headings. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Note and exhibits and schedules attached to this Note, all of which exhibits and schedules are incorporated in this Note by this reference.

(h) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(i) Prepayment. The Company shall not have the right to prepay this Note without the consent of the Investor.

(j) Limitations on Corporate Actions. As long as this Note is outstanding, the Company shall not, without the written consent of the Holder:

(i) directly or indirectly, create, incur, assume, guarantee, endorse or be or remain liable,contingently or otherwise, with respect to any indebtedness outside of the ordinary course of business; or

(ii) enter into any agreement with respect to any of the foregoing.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

NEURAXIS, INC.

By:
Name:	Brian Carrico
Title:	President and CEO

Convertible Promissory Note

Exhibit A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $__________ of the Outstanding Balance due on the Note issued by Neuraxis, Inc. (the “Borrower”) on _________________, into shares of Series B Preferred Stock of the Borrower according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: _____________________________________________________________

Conversion Price: $2.38

Shares to Be Delivered: ___________________________________________________________

Signature: _____________________________________________________________________